POWER OF ATTORNEY
      Known all men by these presents, that the undersigned does hereby constitute and appoint Anthony J. Restel, M. Scott Price and Michelle L. Vallot, jointly and each of them severally, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:
(1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of
IBERIABANK Corporation (the "Corporation"), Forms 3, 4 and
5, and any and all amendments thereto, in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), and the rules thereunder;
(2)	do and perform any and all acts on behalf of the
undersigned which may be necessary or desirable to complete
and execute any such Forms 3, 4 or 5, or an amendment
thereto, and timely file such form with the Securities and
Exchange Commission and any stock exchange or similar
authority; and
(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents being executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 27th day of January, 2020.

/s/John E. Koerner III
Signature


John E. Koerner III
Print Name